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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lithia Motors, Inc.

We consent to the incorporation by reference in the Prospectus and Registration Statement, on Form S-3, of $85,000,000 of 2 7/8% Convertible Senior Subordinated Notes of our report dated February 6, 2004, with respect to the consolidated balance sheets of Lithia Motors, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, change in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003, annual report on Form 10-K of Lithia Motors, Inc., and to the reference to our firm under the heading "Experts" in the Prospectus. Our report, dated February 6, 2004, contains an explanatory paragraph regarding the Company's adoption of SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets.

/s/ KPMG LLP

Portland, Oregon
October 21, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm